For Immediate Release            For more information, contact:
---------------------            Lane Ward, Vice Chairman, President and CEO
Date: July 28, 1998              at (281) 342-5571


                           FORT BEND HOLDING CORP.'S
                  FIRST QUARTER FISCAL 1999 EARNINGS RELEASE

Fort Bend Holding Corp. ("FBHC"), parent corporation of Fort Bend Federal Savings and Loan Association of Rosenberg ("FBF"), today announced net earnings of $572,000, or $0.32 earnings per common share, for the first fiscal quarter ended June 30, 1998. This compares to net earnings of $519,000, or $0.31 earnings per common share, for the same quarter in fiscal 1998 and represents a 10% increase in earnings. Earnings per common share--assuming dilution for the quarters ended June 30, 1998 and 1997 was $0.24.

Lane Ward, Vice Chairman, stated that due to the strong earnings performance, the Board of Directors has announced that FBHC will pay a cash dividend of $0.10 per share for the quarter ended June 30, 1998. The dividend will be payable on September 2, 1998 to shareholders of record on August 12, 1998. This is FBHC's nineteenth consecutive quarterly cash dividend.

FBHC's net interest income after provision for loan losses was $2.6 million for the quarter ended June 30, 1998 compared to $2.3 million for the quarter ended June 30, 1997. Net interest income reflected an increase in average interest-earning assets to $295 million from $275 million for the quarters ended June 30, 1998 and 1997, respectively. An increase of $25 million in the average balance of loans receivable and $12 million in investments, partially offset by a decrease of $17 million in mortgage-backed securities, contributed to the increase in average interest-earnings assets. The increase in the average loan balances reflected an increase of $24 million from the loan portfolio of FBF's subsidiary Mitchell Mortgage Company, L.L.C. ("Mitchell").

Total noninterest income increased by $488,000 for the quarter ended June 30, 1998 compared to the same period in fiscal 1998. The increase was primarily due to an increase in loan fees and charges of $347,000 which primarily reflected increased commercial, multifamily, and construction lending. FBHC originated $55 million of commercial and multifamily loans and $34 million of construction loans during the three months ended June 30, 1998 compared to $35 million of commercial and multifamily loans and $27 million of construction loans during the same period in fiscal 1998. Gain on sales of loans increased $200,000. The principal balance of loans sold during the three months ended June 30, 1998 was $34.6 million compared to $13.2 million for the same period in fiscal 1998.

Partially offsetting the increase in earnings from the above sources has been an increase in noninterest expense of $626,000. The increase reflects an increase in compensation and benefits of $252,000. The increased compensation and benefits is due to increases in commissions resulting from the higher loan volume in the current year, normal salary adjustments, and overtime. Other expense increased $283,000 during the three months ended June 30, 1998 when compared to the same period in fiscal 1998. The increase was primarily due to an increase of $129,000 in loan origination and service charges, such as appraisals, flood data services, and credit reports, associated with the higher loan volume in the current year. Legal expenses increased $37,000 when compared to the prior year primarily as a result of costs incurred related to the unsolicited acquisition offer received in March 1998. Also, the Holding Corp. recognized certain other acquisition related expenses which had been previously deferred.

FBHC serves Fort Bend, Harris, Wharton, Waller and Montgomery Counties in Southeast Texas through its subsidiary, FBF headquartered in Fort Bend County and FBF's subsidiary Mitchell located in The Woodlands. FBF's market area is located in the largest metropolitan area of Texas and the eighth largest in the United States. The Corporation's stock is traded on the Nasdaq National Market under the symbol "FBHC".

                                      ###

                            FORT BEND HOLDING CORP.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       (in thousands, except share data)
                                  (Unaudited)



                                                    June 30,         March 31,
                                                      1998             1998
                                                    --------         ---------
ASSETS

Cash and due from banks..........................  $   6,298         $   6,260
Short-term investments...........................     26,037            20,484
Certificates of deposit..........................        400               300
                                                   ---------         ---------
      Total cash and cash equivalents............     32,735            27,044
Investment securities available for sale,
 at market.......................................      2,987             2,962
Investment securities held to maturity (estimated
 market value of $7,987 and $8,984 at June 30,
 1998 and March 31, 1998, respectively)..........      8,245             9,244
Mortgage-backed securities available for sale, at
 market..........................................        261               282
Mortgage-backed securities held to maturity
 (estimated market value of $76,001 and $83,222
 at June 30, 1998 and March 31, 1998,
 respectively)...................................     75,669            82,815
Loans held for sale..............................     13,852            12,920
Loans receivable, net............................    164,984           160,062
Premises and equipment, net......................      4,735             4,738
Mortgage servicing rights, net...................      7,361             7,603
Prepaid expenses and other assets................      6,286             7,680
Goodwill, net....................................      1,233             1,256
                                                   ---------         ---------
      Total assets...............................  $ 318,348         $ 316,606
                                                   =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits.......................................  $ 267,602         $ 268,991
  Convertible subordinated debentures............     10,415            11,405
  Borrowings.....................................      4,472             3,985
  Advances from borrowers for taxes and insurance      7,151             4,619
  Accounts payable, accrued expenses and other
   liabilities...................................      3,325             3,646
                                                   ---------         ---------
      Total liabilities..........................    292,965           292,646
                                                   ---------         ---------
Minority interest in consolidated subsidiary.....      2,630             2,556
                                                   ---------         ---------
Stockholders' equity:
  Serial preferred stock, $.01 par value--
   1,000,000 shares authorized, none
   outstanding...................................
  Common Stock $.01 par value, 4,000,000 shares
   authorized, 1,993,156 shares issued and
   1,816,808 shares outstanding at June 30,
   1998 and 1,899,654 shares issued and
   1,723,306 shares outstanding at March 31,
   1998..........................................         20                19
  Additional paid-in capital.....................     10,901             9,927
  Unearned employee stock ownership plan shares..       (118)             (118)
  Deferred compensation..........................        (99)              (83)
  Net unrealized appreciation on available for
   sale securities...............................          2                 7
  Retained earnings (substantially restricted)...     13,503            13,108
  Treasury stock, at cost--176,348 shares........     (1,456)           (1,456)
                                                   ---------         ---------
      Total stockholders' equity.................     22,753            21,404
                                                   ---------         ---------
      Total liabilities and stockholders' equity.  $ 318,348         $ 316,606
                                                   =========         =========

                            FORT BEND HOLDING CORP.
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                     (In thousands, except per share data)
                                  (Unaudited)

                                                        1998          1997
                                                      --------      --------
Interest income:
   Loans...........................................    $3,800        $3,364
   Short-term investments..........................       384           159
   Investment securities...........................       179           241
   Mortgage-backed securities......................     1,285         1,576
                                                       ------        ------
       Total interest income.......................     5,648         5,340
                                                       ------        ------
Interest expense:
   Deposits........................................     2,765         2,668
   Borrowings......................................       273           337
                                                       ------        ------
       Total interest expense......................     3,038         3,005
                                                       ------        ------
       Net interest income before provision for
        loan losses................................     2,610         2,335
Provision for loan losses..........................        45            63
                                                       ------        ------
       Net interest income after provision for
        loan losses................................     2,565         2,272
                                                       ------        ------
Noninterest income:
   Loan fees and charges...........................     1,075           728
   Loan servicing income, net......................       206           297
   Service charges on deposit accounts.............       224           210
   Gain on sales of loans..........................       297            97
   Other income....................................       207           189
                                                       ------        ------
       Total noninterest income....................     2,009         1,521
                                                       ------        ------
Noninterest expense:
   Compensation and benefits.......................     2,001         1,749
   Office occupancy and equipment..................       488           447
   Federal insurance premiums......................        43            40
   Data processing fees............................       173           126
   Other expense...................................       838           555
                                                       ------        ------
       Total noninterest expense...................     3,543         2,917
                                                       ------        ------
   Income before income tax expense and minority
    interest.......................................     1,031           876
Income tax expense.................................       336           278
                                                       ------        ------
Income before minority interest....................       695           598
Minority interest in net income of subsidiary......       123            79
                                                       ------        ------
Net income.........................................    $  572        $  519
                                                       ======        ======
Earnings per common share..........................    $ 0.32        $ 0.31
                                                       ======        ======
Earnings per common share-assuming dilution........    $ 0.24        $ 0.24
                                                       ======        ======
Dividends per common share.........................    $ 0.10        $0.035
                                                       ======        ======